Exhibit 99.2
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                                                                   MAXCOR
FOR IMMEDIATE RELEASE                                     ----------------------
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              MAXCOR FINANCIAL INC. OBTAINS PRELIMINARY RELIEF
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 FROM BANKRUPTCY COURT FOR ADJUSTMENT OF SETTLEMENTS OF NTL INC. WHEN-ISSUED
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                                     TRADES

        (New York, New York - January 16, 2003) - Maxcor Financial Inc., the U.S. broker-dealer subsidiary of Maxcor Financial Group Inc. (Nasdaq: MAXF), announced today that it has successfully sought and obtained preliminary relief from The United States Bankruptcy Court for the Southern District of New York with respect to the settlement of all when-issued trading contracts effected in the common stock of NTL Inc. prior to NTL's emergence from bankruptcy last Friday.

        The emergency order of the Court, signed and released this morning, provides that, pending a full hearing on notice of the merits of granting permanent relief, Maxcor and other sellers of NTL common stock in the when-issued market may settle their transactions on an adjusted basis that fully reflects the three-fourths reduction in capitalization that NTL effected and announced upon its emergence from bankruptcy. In other words, the order confirms that a seller who sold shares in the when-issued market may now settle those trades as though they were modified by NTL's one-for-four reverse stock split. Importantly, the Court's order requires buyers in such transactions to settle on the modified basis, although their rights to object thereto afterwards are preserved.

        For when-issued transactions that are already locked-in for settlement today, on an unadjusted basis, at the National Securities Clearing Corporation, the order confirms that those trades should settle as compared, and in full accordance with the NSCC's rules. However, Maxcor understands that the order then requires broker-dealer counterparties to enter additional transactions that will offset the already settled transactions as necessary to effectuate a net result that reflects the one-for-four reverse stock split.

        Mario Monello, President of Maxcor Financial Inc., said "We are pleased that the Bankruptcy Court clearly recognized the unintentional inequities in the when-issued marketplace caused by the NTL one-for-four reverse stock split. We are hopeful that market participants will adhere to the spirit, as well as the letter of, Judge Gropper's new order and stop trying to collect on a windfall that no one ever intended."

        The hearing in Bankruptcy Court, for a permanent modification of the settlement terms of the when-issued trades, is scheduled for the morning of January 28th. Because the relief ordered yesterday is preliminary in nature and preserves all parties' rights, Maxcor Financial Group Inc. said it could not quantify the financial effect thereof on its 1Q 2003 results. However, the Company anticipates that if the relief granted is made permanent or comparable relief is granted after the hearing, then its previously-announced estimated 1Q 2003 loss associated with the trade settlements would be significantly reduced.

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        Maxcor Financial Group Inc. (www.maxf.com), through its various Euro
Brokers businesses, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and other derivatives, emerging market debt products, cash deposits and other money market instruments, U.S. Treasury and federal agency bonds and repurchase agreements, and other fixed income securities. Maxcor Financial Inc., the Company's U.S. registered broker-dealer subsidiary, also conducts institutional sales and trading operations in municipal bonds, high-yield and distressed debt, and equities. The Company employs approximately 500 persons worldwide and maintains principal offices in New York, London and Tokyo.

FOR FURTHER INFORMATION, PLEASE CONTACT:

            Roger Schwed (Maxcor - New York)
            212-748-7000 (office)

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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe our current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond our control. Actual results or performance could differ materially from what we expect. Uncertainties include factors such as: market and economic conditions, including the level of trading volumes in the instruments we broker and interest rate volatilities; the scope of the New York financial community's recovery, in general, from the World Trade Center terrorist attacks; the effects of any additional terrorist acts or acts of war and governments' military and other responses to them; the scope of our recoveries from insurers; the success of possible remedies discussed in this release; the success of our technology development and deployment; the status of our relationships with employees, clients, business partners, vendors and clearing firms; possible third-party litigations or regulatory actions against us or other unanticipated contingencies; the scope of our trading gains and losses; the actions of our competitors; and government regulatory changes. Reference is made to the "Cautionary Statements" section of our 2001 Annual Report on Form 10-K and to our subsequent filings with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and we do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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